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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   December 20, 2001

NeoPharm, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	33-90516 (Commission File Number)	51-0327886 (I.R.S. Employer Identification No.)

150 Field Drive, Suite 195, Lake Forest, IL 60045
(Address of principal executive offices) (Zip Code)

(847) 295-8678 (Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Item 5: Other Events and Regulation FD Disclosure

    On December 20, 2001, Neopharm, Inc., a Delaware corporation ("Neopharm"), loaned Akorn, Inc., a Louisiana corporation ("Akorn"), $3,250,000 (the "Loan") to fund Akorn's efforts (a) to develop its pharmaceuticals manufacturing and lyophilization facility, and (b) to remove all Form 483 warning letter sanctions issued to Akorn by the Food and Drug Administration ("FDA") with respect to Akorn's manufacturing facility to the extent such sanctions may impair Akorn's ability to operate a lyophilization facility. In exchange for the Loan, Neopharm has the right to receive preferential access to Akorn's manufacturing capacity for production of Neopharm's chemotherapeutic compounds and products at the lowest prices being charged by Akorn for similar services. Neopharm believes that this preferred access to, and pricing for, manufacture of its products will enhance its ability to execute its plans for expansion of its operations.

    Under the terms of a Promissory Note, dated December 20, 2001, by Akorn to Neopharm (the "Note"), interest on the Loan will accrue and compound at a rate equivalent to that received by Neopharm on all of its investments in marketable securities. The Note provides that Akorn will use the loan proceeds solely (a) to achieve removal of all warning letter sanctions pursuant to Form 483 or current Good Manufacturing Practice regulations issued or imposed by the Food and Drug Administration ("FDA") with regard to Borrower's ability to handle and manufacture sterile pharmaceuticals and provide lyophilization services; (b) to obtain FDA validation for Borrower's operation of its facility located at 1222 West Grand Avenue, Decatur, Illinois (the "Facility") to offer and provide lyophilization services for the handling and manufacturing of sterile pharmaceuticals; (c) to obtain any other required license, consent, permit or approval from the FDA or any other governmental authority in the United States or its political subdivisions as shall be required to establish operations at the Facility to handle and manufacture sterile pharmaceuticals and provide lyophilization services; (d) to establish operations at the Facility to provide lyophilization services and to handle and manufacture sterile pharmaceuticals; and (e) to make any capital expenditure necessary to provide lyophilization services. The Note further provides that the Loan and accrued interest will become due and payable on or before December 20, 2006.

    In addition, under the terms of a Processing Agreement, dated December 20, 2001, between the Corporation and Akorn, once Akorn establishes lyophilization operations at the Decatur Facility, Neopharm will be entitled to (a) at least 15% of Akorn's lyophilization manufacturing capacity at the lowest prices then being offered by Akorn for similar services for manufacture of Neopharm's chemotherapeutic products; and (b) confidential treatment of all trade secrets relating to Neopharm's NeoLipid™ technology. In addition, the Processing Agreement provides for an initial term of five (5) years with two (2) additional, consecutive five (5) year terms at the option of the parties.

    In connection with the Note, Neopharm entered into a Subordination Agreement, dated December 20, 2001, with The Northern Trust Company ("Northern"), Akorn's primary lender pursuant to an Amended and Restated Credit Agreement, dated September 15, 1999, as amended by a Forbearance Agreement, dated July 12, 2001 ("Akorn's Credit Facility"). This Subordination Agreement provides that Neopharm will subordinate its rights to repayment of amounts due under the Note to Northern's rights to repayment of amounts due under Akorn's Credit Facility.

    In addition, in connection with these transactions, Neopharm entered into a Subordination and Intercreditor Agreement, dated December 20, 2001, with John N. Kapoor, Ph.D., as Trustee under The John N. Kapoor Trust, dated September 20, 1989 (the "Trust"). Pursuant to this Subordination and Intercreditor Agreement, Dr. Kapoor, on behalf of the Trust, subordinated the Trust's rights to repayment of amounts due under a Convertible Bridge Loan and Warrant Agreement, dated July 13, 2001, between Akorn and the Trust, to Neopharm's rights to repayment of amounts due under the Note. Dr. Kapoor, Neopharm's Chairman, is also the Chairman and Chief Executive Officer of Akorn, and holds a substantial stock position in both companies. Although Dr. Kapoor voted in favor of the transaction, because of his role in both companies, he refrained from participating in the deliberations of Neopharm's Board of Directors on these transactions.

  Regulation FD Disclosure

    On December 21, 2001, Neopharm issued a press release relating to the transactions discussed in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.2.

Item 7.  Financial Statements, Pro Forma Financials and Exhibits

(c)
Exhibits

Exhibit Number	Description
99.2	Press Release dated December 21, 2001.

SIGNATURE PAGE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEOPHARM INC.
Dated: December 31, 2001	By:	/s/ LAWRENCE A. KENYON Lawrence A. Kenyon, Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

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  Item 5: Other Events and Regulation FD Disclosure
  Item 7. Financial Statements, Pro Forma Financials and Exhibits
SIGNATURE PAGE